EXHIBIT 99.1

News

Rudolph Technologies, Inc. Affirms Second Quarter Fiscal 2011 GAAP Earnings per Share Estimate and Provides Update to Estimated Revenue Range

Flanders, New Jersey (July 19, 2011) —  Rudolph Technologies, Inc. (NASDAQ: RTEC)  (the “Company”), a leading provider of process characterization equipment and software for wafer fabs and advanced packaging facilities, today provided an update to the estimated revenue range for its second quarter financial results, ended June 30, 2011.

Second Quarter Estimated Results

The Company previously announced that it expected revenue for the second fiscal quarter of 2011 to be between $50.0 and $55.0 million and GAAP earnings per share of between $0.18 and $0.22. Based on the Company’s unaudited preliminary analysis, the Company currently estimates its revenue for the second fiscal quarter of 2011 will be between $50.0 and $52.0 million and its GAAP earnings per share will be consistent with its previously announced range. During the quarter, the Company experienced continued strength across its major business lines, partially offset by softness with certain customers, as experienced by others in its industry.

The Company has not yet completed the financial and reporting processes necessary to complete its closing procedures or the preparation of its financial statements for the second fiscal quarter of 2011, and the Company’s independent registered public accounting firm has not yet commenced their review of such financial statements. Accordingly, the foregoing estimated results are subject to revision. The Company’s forecasted and estimated results for such period were prepared by management and were based on assumptions, estimates and business decisions that are subject to significant uncertainties and contingencies, many of which are beyond their control. Investors should understand that important factors, including those included in this press release and the Company’s filings with the Securities and Exchange Commission, could cause the Company’s actual results to differ from its current expectations, and those differences could be material. The Company does not expect to update these forecasts and estimates to reflect future events prior to the release of its actual results.

Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The company’s yield management solutions are used in both the wafer processing and final manufacturing of ICs, as well as in emerging markets such as LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s web site at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which include, among other things, those concerning the Company’s expectations of future revenues and earnings per share and anticipated trends and developments in and management plans for, its business and the markets in which it operates. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Act. Forward-looking statements may be identified by the words such as, but not limited to, “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “should,” “may,” “could,” “will,” “continue,” and words or phrases of similar meaning. As the forward-looking statements are based on the Company’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. All forward-looking statements included in this press release are based on management’s assessment of information available to the Company on the date hereof or thereof and are subject to certain risks, uncertainties and assumptions. The forward-looking statements reflect the Company’s position as of the date they were made and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Actual results may differ materially from those projected in such forward-looking statements for a number of reasons including, but not limited to, the following: the Company’s ability to weather difficult economic environments, variations in the level of orders which can be affected by general economic conditions and growth rates in the semiconductor manufacturing industry and in the markets served by its customers, the strength/weakness of the back-end and/or front-end semiconductor market segments, the Company’s ability to leverage its resources to improve its position in its core markets, the Company’s ability to open new market opportunities and target high-margin markets, the international economic and political climates, difficulties or delays in product functionality or performance, the delivery performance of sole source vendors, the timing of future product releases, failure to respond adequately to either changes in technology or customer preferences, changes in pricing by the Company or its competitors, ability to manage growth, risk of nonpayment of accounts receivable, changes in budgeted costs and other business, economic, competitive, governmental, regulatory, political or technological factors affecting the Company’s operations, pricing or services. Additional information and considerations regarding the risks faced by the Company are available in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

Contacts:

Company:	Investor Relations:
Steven R. Roth	Laura Guerrant-Oiye
Chief Financial Officer	Principal, Guerrant Associates
973.448.4302	808.882.1467
steven.roth@rudolphtech.com	lguerrant@guerrantir.com